                                  EXHIBIT 16.1

                           (Grant Thornton Letterhead)


April 24, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K of CT Holdings, Inc. (Commission File No. 0-08718) dated April 24, 2000, and are in agreement with the statements contained therein.


Very truly yours,

Grant Thornton LLP